UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2019

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio		45263
(Address of Principal Executive Offices)		(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC

Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on March 11, 2019, Fifth Third Bancorp (“Fifth Third”) entered into an accelerated share repurchase transaction with JPMorgan Chase Bank, National Association, London Branch (“JPM”) pursuant to which Fifth Third would purchase approximately $913 million of its outstanding common stock under two $456.5 million confirmations (the “March 2019 Repurchase”). Fifth Third is repurchasing these shares of its common stock as part of its 100 million share repurchase program previously announced in a current report on Form 8-K filed on February 27, 2018.

On June 27, 2019, Fifth Third was notified by JPM that it had finished purchasing shares in connection with both $456.5 million confirmations from the March 2019 Repurchase. A total of 31,779,280 shares were repurchased upon execution of the March 2019 Repurchase (15,889,640 for each separate confirmation), and an additional 1,008,066 shares were repurchased today upon completion of the first confirmation and 1,018,518 shares were repurchased today upon completion of the second confirmation. In total, 16,897,706 shares have been repurchased at an average price of $27.2475 per share under the first confirmation and 16,908,158 shares have been repurchased at an average price of $27.2308 per share under the second confirmation.

After the completion of the March 2019 Repurchase, Fifth Third had approximately 19.5 million shares of remaining repurchase authority under the aforementioned February 27, 2018 repurchase program. However, this repurchase program was replaced with a new 100 million share repurchase program announced in a current report on Form 8-K filed on June 20, 2019 (the “June 2019 Repurchase Program”). Future share repurchases will be made under the June 2019 Repurchase Program which has all 100 million shares of repurchase authority remaining.

JPM and certain of its affiliates have performed, and in the future may perform, various financial advisory and other services for Fifth Third and Fifth Third’s affiliates for which they have received, and may in the future receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

June 28, 2019	By:	/s/ James C. Leonard
James C. Leonard
Executive Vice President and Treasurer